UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)

(800) 727-1024 (Registrant’s telephone number, including area code)

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Ghost Management Group, LLC

On December 11, 2012, we entered into an Agreement and Plan of Reorganization, pursuant to which we sold our finder site, weedmaps.com. Pursuant to the terms of the sale and as partial consideration, we received a Secured Promissory Note in the original principal amount of Three Million Dollars ($3,000,000). Pursuant to the Note, we are to receive (i) Two Hundred Fifty Thousand Dollars ($250,000) on January 15, 2013 (which payment date was extended to January 31, 2013), which was received; (ii) One Hundred Thousand Dollars ($100,000) each month beginning on February 25, 2013, and continuing on the twenty fifth (25th) of each month thereafter for a total of twenty eight (28) months, which payments for February 2013 through October 2014 were received; and (iii) Sixteen Thousand Five Hundred Dollars ($16,500) on July 25, 2015.

On November 5, 2014, we entered into a First Amended to Secured Promissory Note with Ghost Management Group, LLC—the current obligor under the Note. Pursuant to this amendment, Ghost Management made a principal payment of One Hundred Thousand DollarS ($100,000) on November 4, 2014, which represented the payment that would otherwise have been due on May 25, 2015. In consideration for accelerating this payment, we agreed to waive the final payment of Sixteen Thousand Five Hundred Dollars ($16,500) that would have been due on July 25, 2015. All other payment obligations under the Note remain unchanged, and accordingly, we will receive six (6) more payments of One Hundred Thousand Dollars on the 25th of each month between November 25, 2014, and April 25, 2014.

Item 1.02 Termination of a Material Definitive Agreement.

On November 5, 2014, we repaid the promissory note to LG Capital Funding, LLC, that on May 16, 2014, we entered into in connection with a Securities Purchase Agreement, pursuant to which we sold LG Capital an 8% Convertible Promissory Note in the original principal amount of One Hundred Five Thousand Dollars ($105,000). We repaid the entire principal balance of the Note, plus accrued interest and a prepayment premium in the amount of One Hundred and Fifty Thousand Nine Hundred Twelve Dollars and Thirty Three Cents ($150,912.33).

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1(1)	Securities Purchase Agreement dated December 31, 2012

10.2	First Amendment to Secured Promissory Note dated November 5, 2014

10.3(2)	Securities Purchase Agreement dated May 16, 2014

10.4(2)	8% Convertible Promissory Note dated May 16, 2014
________________
(1) Incorporated by reference from our Form 10-12G filed with the Commission on January 30, 2013.

(2) Incorporated by reference from our Current Report on Form 8-K dated May 12, 2014, and filed with the Commission on May 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: November 6, 2014	By:	/s/ James Pakulis
James Pakulis
President and Chief Executive Officer